                                   October 22, 1998




Board of Directors
Classic Trends International, Inc.
10696 Haddington, Suite 117
Houston, Texas 77043


Gentlemen:

     As counsel for, Classic Trends International Inc., a Texas corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form SB-2 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the distribution of 15,603,400 shares of Company common stock to the stockholders of Posh International, Inc.

     We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon all the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     2. The shares to be issued upon the distribution are validly authorized and will be validly issued, fully paid and nonassessable.

Board of Directors
October 22, 1998
Page 2


     We consent to the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters."

     This opinion is conditioned upon the registration statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such state securities rules, regulations and laws as may be applicable.

                                   Very truly yours,

                                   /s/ Brewer & Pritchard, P.C.
                                   --------------------------------
                                   BREWER & PRITCHARD, P.C.